                                                                   EXHIBIT 10.17


                        BASIC LEASE INFORMATION SCHEDULE

Lease Date:                  October 27, 2000

Landlord:                    IPX Camelback, LLC, an Arizona limited liability
                             company,

Address of Landlord:         2390 E. Camelback Road, Suite 210, Phoenix,
                             AZ 85016

Tenant:                      Cohu, Inc. a Delaware corporation

Address of Tenant:           5755 Kearny Villa Road, San Diego, CA 92123

Telephone:                   858-541-5194

Premises:                    Those premises described in Exhibit B.

Term
Commencement Date:           October 27, 2000

Term Expiration Date:        180 Days from October 27, 2000

Base Rent:                   $ 100.00 per month


Security Deposit:            N/A

Permitted Uses:              The Premises shall be used for all lawful purposes

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the particular Lease subsection pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

The signatures on this Basic Lease Information Schedule constitute the parties' signatures to the entire Lease of which this is a part.

LANDLORD:

IPX Camelback, LLC, an Arizona limited liability company

By:  Pacific American Property Exchange Corporation, a California corporation

Its: Sole Member


By:  /s/  Karin A. Church                            Date: October 27, 2000
     -------------------------------------------
     Karin A. Church, Assistant Vice President

TENANT:

Cohu, Inc., a Delaware corporation

By:  /s/  John H. Allen                              Date: October 27, 2000
     -------------------------------------------
     John H. Allen, VP Finance/CFO

                                      LEASE

                                     BETWEEN

                               IPX CAMELBACK, LLC

                      AN ARIZONA LIMITED LIABILITY COMPANY


                                   AS LANDLORD

                                       AND

                                   COHU, INC.

                             A DELAWARE CORPORATION


                                    AS TENANT

                                     LEASE (C)


        1. DEFINITIONS. Unless the context of this Lease shall require otherwise, the following terms as used herein shall have the following meanings:

                1.1 "Basic Lease Information Schedule" shall mean and refer to the attachment to this Lease containing Basic Lease Information as provided thereon.

                1.2 "Insurance" shall mean the insurance in such amounts and providing such coverage as set forth in Exhibit "A".

                1.3 "Landlord" shall mean and refer to IPX Camelback, LLC an Arizona limited liability company, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

                1.4 "Laws" shall mean all laws, statutes, ordinances, rules and regulations now in force or hereafter enacted or adopted, to the extent such laws affect the Premises.

                1.5 "Lease" shall mean and refer to this document, the Basic Lease Information Schedule made a part hereof and any Exhibits attached hereto and incorporated herein by reference.

                1.6 "Maintenance Costs" shall mean the reasonable costs incurred for the operation, maintenance, repair and management of the Premises, which costs shall include, without limitation: (i) the cost of maintaining the exterior windows, the mechanical, plumbing and electrical equipment serving buildings now or hereafter constructed on the Premises, and all roofs, foundations and outside walls of any such buildings now or hereafter constructed on the Premises, in good condition; (ii) the cost of services and utilities supplied to the Premises such as security protection, water, sewage, trash removal, fuel, electricity, heat, lighting systems, fire protection systems, storm drainage and sanitary sewer systems, HVAC (including air conditioning), cleaning, labor, materials, supplies, tools, equipment and rental of equipment, service agreements on equipment, cleaning, sweeping, striping, resurfacing of parking and driveway areas (if any); (iii) costs related to irrigation systems, landscape maintenance and signs; (iv) fees for licenses and permits required for the operation of the Premises; (v) the cost of complying with rules, regulations and orders of governmental authorities, including without limitation maintenance, alterations and repairs required in connection therewith; (vi) the cost of contesting the validity or applicability of any governmental enactments which may affect Maintenance Costs; and (vii) any other expense related to the operation, management, repair and maintenance of the Premises. It is the intent of the parties hereto that Maintenance Costs shall include every cost paid or incurred in connection with the operation, management, repair and maintenance of the Premises and the specific examples set forth in this definition are in no way intended to, and shall not, limit the costs comprising the Maintenance Costs.

                1.7 "Mortgage Payments" shall mean and refer to all sums due, whether for principal, interest or penalties under any obligation secured by a Permitted Mortgage.

                1.8 "Permitted Mortgage" shall mean any deed of trust or mortgage encumbering the Premises which exists as of the commencement of the Term or which is thereafter created with the prior consent of the Tenant.

                1.9 "Permitted Mortgagee" shall mean the holder of a beneficial interest in a Permitted Mortgage.

                1.10 "Premises" shall mean and refer to that certain improved parcel of real property located in the City of Poway, County of San Diego, State of California commonly known as 12365 Crosthwaite Circle, and more particularly described in Exhibit B together with any and all improvements of whatsoever kind located on said parcel of land.



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

                1.11 "Rent" shall mean and refer to all sums payable by Tenant to Landlord hereunder, including but not limited to Base Rent and Additional Rent.

                1.12 "Subtenant" shall mean and refer to any person or entity other than Tenant who occupies the Premises as of the date of this Lease, and to all such persons or entities to whom Tenant sublets the Premises pursuant to authority granted under this Lease.

                1.13 "Taxes" shall mean and refer to all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Premises (including State, County and City, if applicable, ad valorem real and personal property taxes); any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Premises to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments; any and all taxes levied assessed or imposed, and which become payable by Landlord or Tenant during the Term of this Lease, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to the value of Tenant's equipment, furniture, fixtures or Tenant's other personal property located in the Premises, or the value of any leasehold improvements, alterations, or additions made in or to the Premises following the Term Commencement Date, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; any and all other taxes or other similar charges payable by Landlord or Tenant (other than Landlord's net income, succession, transfer, gift, franchise, estate or inheritance taxes), whether or not customary or within the contemplation of the parties hereto, now in force or hereafter effective, including but not limited to: (i) taxes allocated or measured by the area of the Premises or the Rent payable hereunder; (ii) taxes upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof; (iii) taxes imposed upon this transaction or any subsequent assignment or sublease of the Premises; or (iv) taxes imposed as a means of controlling or abating environmental pollution, traffic or the use of energy, or to provide for social services (such as child care) including, without limitation, parking or vehicular taxes, or other "user" fees. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation or other taxes, and all license fees and other charges levied upon Tenant's business operations conducted at the Premises.

                1.14 "Tenant" shall mean and refer to Cohu, Inc., a Delaware corporation, Cohu, Inc.'s successors, and permitted assigns, according to the context hereof.

                1.15 "Term" shall mean and refer to the period commencing on the Term Commencement Date and terminating on the Term Expiration Date shown on the Basic Lease Information Schedule, as described in Section 4.

        2. LEASE OF PREMISES. Landlord, in consideration of the covenants and agreements herein contained, hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

        3. USE OF PREMISES.

                3.1 General. The Premises shall be used only for the Permitted Uses as set forth in the Basic Lease Information Schedule. Any change in the use of the Premises by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, shall constitute a "Default" (as defined in Section 20.1).

                3.2 No Representation as to Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the same for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises. Landlord shall grant to Tenant reasonable time and access to inspect the Premises prior to the Commencement Date, and Tenant's occupancy of the Premises after that date shall be conclusive evidence that the Premises are in good and satisfactory condition, acceptable for use by Tenant, and that Tenant so accepts the Premises. By taking possession of the Premises, Tenant accepts the Premises as being in good and sanitary order, condition and repair, and accepts the Premises in their condition existing as of the date of such possession.



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

                3.3 Prohibited Uses and Activities.

                        3.3.1 Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything which will in any way increase the existing rate of, or affect any policy of, insurance covering the Premises or any part thereof, or cause a cancellation of any insurance policy covering the Premises, or any part thereof, or any of its contents, nor shall Tenant keep, use or sell, or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance.

                        3.3.2 The following provisions shall apply with respect to Hazardous Materials and Tenant's responsibility with respect to Environmental Laws, as defined herein:

                                (1) Tenant shall permit no installation or
placement of "Hazardous Material" (as defined below) on the Premises in violation of any "Environmental Laws" (as defined below). Tenant shall permit no release of Hazardous Material on to or from the Premises in violation of any Environmental Laws and Tenant shall cause the Premises to comply with all Environmental Laws and to be free and clear of any liens imposed pursuant to any Environmental Laws. Tenant shall obtain and maintain and ensure compliance with all licenses, permits and other governmental regulatory actions, if any, necessary for the Premises to comply with the Environmental Laws. Tenant shall give Landlord prompt written notice if Tenant receives any notice with respect to Hazardous Material on, from or affecting the Premises and shall conduct and complete all investigations and all clean up actions necessary to remove, in accordance with Environmental Laws, such Hazardous Material from the Premises. Notwithstanding the introduction or use of Hazardous Materials by Tenant in the ordinary course of business and in full compliance with Environmental Laws, if use of such Hazardous Materials by Tenant causes any insurance policy required to be maintained by Tenant hereunder to be cancelled or threatened to be cancelled or not be renewed, then Tenant shall immediately take all necessary actions to (i) cease the activity causing the threatened or actual cancellation or non-renewal of any such insurance policy, and (ii) reinstate the, or obtain a similar, insurance policy.

                                (2) Landlord shall have the right at any time
during the term of this Lease, whether before or after a Default, to conduct or cause to be conducted an environmental inspection or audit of the Premises by internal personnel or by a qualified environmental consultant or engineer selected by Landlord and Tenant hereby grants to Landlord respective employees, agents and independent contractors (hereinafter collectively referred to as "Representatives"), a right to enter the Premises upon reasonable notice for the purpose of conducting, whether before or after the Default, any inspection, audit or tests, making soil borings, extracting samples, installing monitoring wells, and conducting such other procedures as Landlord and its respective Representatives deem necessary or desirable in connection with such inspection or audit. If Landlord discovers, based on such audit, any breach by Tenant of its obligations under this Section 3, Tenant will reimburse Landlord for the costs of such audit.

                                (3) Tenant shall indemnify and hold harmless
Landlord from and against all losses, expenses (including, without limitation, attorney's fees) and claims of every kind suffered by or asserted against Landlord (except any arising out of the negligence or willful misconduct of Landlord, its agents, employees or contractors) as a direct or indirect result of (i) the presence on or release from the Premises of any Hazardous Material during the Term, whether or not caused by Tenant, (ii) the violation of Environmental Laws applicable to the Premises during the Term, whether or not caused by Tenant (iii) the requirement to conduct any remediation of Hazardous Material from the Premises during the Term, or (iv) the failure by Tenant to comply fully with the terms and provisions of this Section 3.3.

                                (4) For the purposes of this Lease, "Hazardous
Material" means polychlorinated biphenyls, petroleum, flammable explosives, radioactive materials, asbestos, lead, and any hazardous, toxic or dangerous waste, substance or materials as defined as such in (or for purposes of) Environmental Laws or listed by the U.S. Environmental Protection Agency or any Environmental Protection agency of the State where the Premises are located. For purposes of this Lease, "Environmental Laws" means any current or future federal, state or local law, regulation or ruling applicable to environmental conditions on, under or about the Premises, as may be amended from time to time, together with any regulations adopted in publications promulgated pursuant thereto, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the



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

Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., Clean Air Act, 42 U.S.C. Section 7401, et seq., and Safe Drinking Water Act, 42 U.S.C. Section 300F, et seq. and those substances defined as "hazardous waste" in any applicable state law; or as any of such terms are used or referred to in any federal law or state law, as any said above mentioned laws may be amended from time to time, and in the regulations adopted and the publications promulgated pursuant to said laws

                                (5) Tenant hereby acknowledges and agrees that
the terms, provisions and conditions of Section 3.3.2 shall survive the expiration or termination of the Lease, the transfer of the Premises, the satisfaction of any Permitted Mortgage, and all other events relating to the Premises or the interests of Landlord and any Permitted Mortgagee therein.

                        3.3.3 Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not do, or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of or neighboring properties. Tenant shall at all times cooperate with Landlord and its agents in the performance of their respective duties and responsibilities.

                        3.3.4 Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate any Law and all recorded documents affecting the Premises, insofar as the same relate to or affect the condition, use or occupancy of the Premises, and the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

        4. LEASE TERM.

                4.1 Term. The Term of this Lease shall commence, subject to the terms and conditions herein, on the Commencement Date and end on the Term Expiration Date, as such dates are set forth in the Basic Lease Information Schedule unless the Term is extended or sooner terminated pursuant to the terms of this Lease.

                4.2 Option Terms

                        4.2.1 Tenant shall have one (1) consecutive six month option to renew this Lease on the same terms and conditions.

        5. ACCESS TO PREMISES.

                5.1 Landlord's Access Rights. Landlord and its agents shall have, at all times, free access to the Premises for purpose of: inspecting the Premises; submitting the Premises to prospective lenders, purchasers and tenants; posting notices of non-responsibility and "for sale" and "for lease" signs; or for any other lawful purpose; provided, however, that except in case of emergency, Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises for such purposes. All such entries shall be without abatement of any Rent due from Tenant hereunder.

                5.2 Keys. For each of the aforesaid purposes, Tenant shall provide Landlord, at Landlord's request, with a key which will unlock all of the doors in, on or about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises. Any entry to the Premises as permitted by this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.

        6. RENT.

                6.1 Payment of Base Rent. In advance of the Commencement Date, Tenant shall pay to Landlord, without deduction or offset, except as expressly provided in this Lease, all Base Rent as



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

described in the Basic Lease Information Schedule due during the Term. As such Base Rent for the Term is prepaid and non-refundable in the case of early termination by Tenant. Upon any valid Option Terms of this Lease, Tenant shall pay to Landlord, without deduction or offset, except as expressly provided in this Lease, in monthly installments. Base Rent for the Option Term shall be paid on a month-to-month basis.

                6.2 Additional Rent. Tenant further agrees to pay as additional rental for the Premises all Mortgage Payments, as herein defined; all Taxes, as herein defined; the cost of all premiums for Insurance as herein defined; and all Maintenance Costs, as herein defined (the "Additional Rent"). The parties expressly intend that this Lease is an absolute net lease. To the extent permitted by law (and except as otherwise expressly provided for herein) Tenant shall make all payments of Additional Rent directly to the appropriate person or entity to whom such payments are customarily made, (including without limitation the payment of Mortgage Payments directly to each Permitted Mortgagee as required by each Permitted Mortgage) and shall provide Landlord, within thirty
(30) days thereafter, with proof of payment. Any Additional Rent which cannot be lawfully paid by Tenant to the person to whom such payments are customarily paid shall be paid by Tenant to Landlord within ten (10) business days of Landlord's written demand therefore, accompanied by a valid invoice for the costs in question, which demand shall be delivered by Landlord to Tenant at least thirty
(30) days prior to the date any such payment would bear a late payment penalty or other similar delinquency charge, so that Landlord can make such payment in a timely manner.

                6.3 Payments of Rent; Interest. The Rent and other obligations of Tenant as specified herein are cumulative and Rent hereunder shall be payable to Landlord in lawful money of the United States of America. Any payment due from Tenant to Landlord (including but not limited to Base Rent and Additional
Rent) shall bear interest from the due date until paid at an annual rate (the "Interest Rate") equal to the greater of twelve percent (12%), or four percent (4%) plus the Prime Rate then announced by Bank of America, N.A. at its San Francisco Main office.

                6.4 Reports of Payment of Additional Taxes. Tenant shall, within ten (10) business days after payment of Additional Taxes, provide Landlord with a written statement describing (i) the amount paid and (ii) the purpose for which such payment was made (e.g., property taxes and insurance, etc.).

        7. SECURITY DEPOSIT. Landlord waives any requirement that Tenant pay, concurrently with execution hereof, any security deposit.

        8. UTILITIES. Tenant shall pay for all utility charges incurred with respect to the Premises, and shall make all necessary deposits to obtain service of such utilities to the Premises.

        9. ALTERATIONS; SIGNS.

                9.1 Tenant's Alterations.

                        9.1.1 Tenant shall not make or suffer to be made any alterations, additions or improvements in, on or to the Premises as delivered to Tenant or any part thereof without the prior written consent of Landlord and each Permitted Mortgagee, which shall not be unreasonably withheld (the "Alterations"). In the event Landlord consents to the making of any such Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord and each Permitted Mortgagee, which consent or approval shall not be unreasonably withheld or conditioned by either party; any contractor or person selected by Tenant to make the same shall first be approved in writing by Landlord and each Permitted Mortgagee, which consent or approval shall not be unreasonably withheld or conditioned by either party. In no event shall Tenant make any structural changes to the Premises or make any other changes to the Premises which would weaken or impair the structural integrity of the Premises. Consent of Landlord and each Permitted Mortgagee shall be deemed to have been given if neither of such parties shall object within a period of five (5) business days after actual receipt of detailed plans and specifications showing Tenant's proposed Alterations as described on detailed plans and specifications and including identification of all contractors proposed to be utilized in performing the work. The approval and consent rights of Landlord and each Permitted Mortgagee with respect to Alterations shall be limited to items that affect the building structure, the building systems or are visible from the exterior of the building or would decrease the fair market value of the Building and neither Landlord nor any Permitted



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

Mortgagee shall have the right to withhold consent or disapprove any Alterations that do not fall in those categories.

                        9.1.2 Any such Alterations, additions or improvements in, on or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant; provided, however, that upon the expiration or sooner termination of the Term, Tenant may and shall upon demand by Landlord, at Tenant's sole cost and expense, with all due diligence remove any Alterations made by or for the account of Tenant following commencement of the Term, designated by Landlord to be removed, and Tenant shall with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition. At Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition, such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from any sums or amounts held by Landlord under this Lease.

                9.2 Signs. Tenant and its successors, and any permitted subtenants and assigns shall be entitled without Landlord's consent, to maintain any currently existing signs on or about the Premises and to inscribe, paint, affix, place or permit to be placed any sign, advertisement, notice, logo or placard anywhere on the Premises without the prior consent of Landlord, so long as such signs comply in all respects with all laws, rules, and covenants affecting the Premises and are of a type reasonable and customary for first class office buildings in the metropolitan area in which the Premises are located. If Tenant installs such items without Landlord's prior consent, Tenant, at its sole expense, shall remove the same promptly upon receipt of a request from Landlord to do so within thirty (30) days following the expiration or termination of this Lease and Tenant shall promptly repair any damage arising from such removal. If Tenant fails to do so, Landlord may cause the removal and repair to be performed on Tenant's behalf at Tenant's expense, and the cost thereof shall be Additional Rent hereunder.

        10. LIENS.

                10.1 Premises Lien-Free. Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in or on the Premises which could lawfully give rise to a claim for mechanics, or materialmen's lien. Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with any Improvements. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by posting a bond adequate under the law of the state where the Premises are located. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, each Permitted Mortgagee, the Premises, and any other party having an interest therein, from mechanics, and materialmen's liens, and.

                10.2 Notice of Lien; Bond. Should any claims of lien relating to work performed, materials furnished, or obligations incurred by Tenant be filed against, or any action be commenced affecting, the Premises and/or Tenant's interest therein, Tenant shall give Landlord and each Permitted Mortgagee notice of such lien or action within three (3) days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by posting a bond adequate under law of the state where the Premises are located or by requiring Tenant to post for Landlord's benefit a bond, surety, or cash amount equal to one and one-half times the amount of the lien and sufficient to release the Premises from the lien. All such sums paid by Landlord, and all expenses incurred by it in connection therewith, including attorney's fees and costs shall be payable to Landlord by Tenant as Additional Rent on demand.



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

        11. ASSIGNMENT AND SUBLETTING.

                11.1 Limitations on Subletting, Assignment or Transfer. Except as permitted by Section 11.4 below, Tenant shall not (whether voluntarily, involuntarily, or by operation of law) assign, encumber, hypothecate, sublet or otherwise transfer this Lease or any interest therein (collectively, a "Transfer") without Landlord's and each Permitted Mortgagee's prior written consent in each instance, which consent may be withheld in Landlord's and each Permitted Mortgagee's sole discretion.

                        11.1.1 In the event that Tenant should desire to effect a Transfer of the Premises or any part thereof subject to the restrictions of
Section 11.1, Tenant shall provide Landlord and each Permitted Mortgagee with written notice thereof at least thirty (30) days in advance of the date on which Tenant intends to make such Transfer. Included with such notice shall be the name and legal composition of the proposed assignee, sublessee, encumbrancer, hypothecate, or transferee (collectively, "Transferee"), a current financial statement of the Transferee, the nature of the proposed Transferee's business to be carried on in the Premises, and such other pertinent information about the Transferee which may reasonably be requested by Landlord, all in sufficient detail to enable Landlord and each Permitted Mortgagee to evaluate the risks associated with the proposed transfer.

                        11.1.2 Each of Landlord and each Permitted Mortgagee shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that it elects either (i) to refuse to permit the Transfer; or, (ii) to permit Tenant to enter into such Transfer. In any event, Landlord's consent to any proposed Transfer shall be conditioned upon the receipt by Landlord and each Permitted Mortgagee of a written Assumption Agreement, in a form approved by Landlord and each Permitted Mortgagee, executed by the Transferee which Assumption Agreement shall include a provision that Tenant's Transferee shall expressly assume all obligations of Tenant under this Lease, and said Transferee shall be and remain jointly and severally liable with Tenant for the performance of all conditions, covenants and obligations under this Lease from the effective date of the Transfer of Tenant's interest in this Lease.

                        11.1.3 The consent of both Landlord and each Permitted Mortgagee shall be required for approval of any Transfer. If Landlord or any Permitted Mortgagee should fail to notify Tenant in writing of its election within said thirty (30) day period, Landlord or such Permitted Mortgagee, as the case may be, shall be deemed to have consented to the proposed Transfer but the Transferee shall still be required to execute the Assumption Agreement.

                11.2 Effect of Withholding Consent. Tenant shall not enter into any transaction subject to this Section 11 without both Landlord's and each Permitted Mortgagee's prior written consent which consent may be withheld in Landlord and each Permitted Mortgagee's sole discretion. Any transaction consummated without both Landlord's and each Permitted Mortgagee's prior written consent, or waiver, shall be void.

                11.3 Tenant's Continued Obligations. Unless Landlord and Tenant agree to the contrary, any permitted Transfer hereunder by Tenant shall not result in Tenant being released or discharged from any liability or obligation under this Lease nor shall it constitute a consent with respect to any subsequent Transfer to which this section applies.

                11.4 Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 11, Landlord and each Permitted Mortgagee have agreed that certain Transfers, as hereinafter described in this Section 11.4, do not require the consent of either of them and may be made by Tenant without the consent of Landlord or each Permitted Mortgagee.



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

                        11.4.1 Landlord acknowledges that the Premises are occupied at the Commencement Date by one or more Subtenants. Landlord acknowledges that Tenant will enter into a sublease with Subtenants in the form
of Sublease attached hereto as Exhibit D.                                _______
                                                                         Initial

OR:

                        11.4.2 Landlord does hereby approve the execution and entering into of the sublease in the form attached hereto as Exhibit D. _______
                                                                         Initial

                        11.4.3 Tenant may assign this Lease or sublease all or any portion of the Premises and/or the Personal Property to any entity which is owned by Tenant, which owns Tenant or which is owned under common control with Tenant, or to any entity into which or with which Tenant is merged or which acquires all or substantially all of Tenant's assets. No consent by either Landlord or each Permitted Mortgagee shall be required for this type of Transfer, but in no event shall Tenant or any Guarantor of Tenant's obligations under this Lease be released by said Transfer.

        12. TENANT'S OBLIGATIONS.

                12.1 Compliance with Rules, Regulations and Ordinances. Tenant and its employees and agents shall comply with all statutes, ordinances, rules, orders, regulations and directions relating to Tenant's occupancy and use of the Premises which are in force or applicable during the periods specified herein, issued, adopted or enacted by the federal or state governments or any department, bureau or office thereof, including without limitation all rules, orders and directions of the Fire Marshal, Fire Department and the Building Department, and any requirements or conditions of any insurance policy. Any material failure by Tenant or their employees or agents to observe and comply with any of the foregoing shall be a Default hereunder.

                12.2 Maintenance and Repairs.

                        12.2.1 Tenant shall, at is sole cost and expense, keep and maintain the Premises, including any altered, rebuilt or additional improvements hereafter added by Tenant, in good repair and in first class appearance and condition during the Term (normal wear and tear excepted) and Tenant shall with reasonable promptness make all structural and non-structural foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with the Premises or any part thereof in order to keep and maintain same in good repair and in first class appearance and condition.

                        12.2.2 Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature or description to Premises, or any part thereof, whether ordinary or extraordinary, structural or non-structural , foreseen or unforeseen, or to maintain same or any part thereof, and Tenant hereby expressly waives any right to make repairs or to provide maintenance at the expense of Landlord as may be provided for in any statute, ordinance, rule or regulation in effect at the time of execution of this Lease, or at any time during the Term and not set forth in this Lease as the responsibility of the Landlord.

                12.3 No Nuisance. Tenant shall not use or occupy the Premises or permit same to be used or occupied, in any manner which would violate any certificate of occupancy affecting the Premises or which would cause structural damage to the Premises or which would constitute a public or private nuisance or waste.

        13. PERFORMANCE OF LANDLORD'S OBLIGATIONS.

                13.1 Performance of Landlord's Obligations. Landlord shall not be responsible for its failure to perform in whole or in part any obligation set forth herein if occasioned directly or indirectly by natural disaster, labor unrest, insurrections, Acts of God, enforcement of any Laws, or any cause, or circumstance not reasonably subject to its control which prevents or hinders the performance of its obligations.

                13.2 Landlord's Default. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach, and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. In the event of any Default (or any act or circumstance which with the giving of notice or the passage of time, or both, could become a Default) on the part of Landlord under this Lease, Tenant shall give notice by certified mail to each Permitted Mortgagee and any beneficiary of a deed to secure debt or mortgage encumbering the Premises, whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the Default beyond any cure period available to Landlord hereunder , including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to affect a cure.

        14. INSURANCE AND INDEMNIFICATION.

                14.1 Waiver of Liability. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, (other than Landlord's gross negligence or willful misconduct).

                14.2 Tenant's Indemnification. Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability (except that Tenant shall not be liable under such indemnification with respect to any claim or liability resulting from the gross negligence or willful misconduct of Landlord) for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or any part thereof whether or not such injury or damage shall be caused by the act, neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees. Tenant shall further indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by or on behalf of Tenant in or about or from transactions of Tenant concerning the Premises. Tenant will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms to this Lease or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any claims or liability within the limits of the foregoing indemnity, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. Tenant shall not be liable under such indemnification to the extent that insurance proceeds from insurance actually carried by Landlord are made available with respect to such item.

                14.3 Survival. The provisions of this Section 14 shall survive the expiration or termination of this Lease with respect to any claims or liability, or acts or occurrences subsequently creating or giving rise to such claims or liability, occurring prior to such expiration or termination.

                14.4 Insurance. Tenant shall maintain the insurance policies required under Exhibit A to this Lease. In the event Tenant fails to pay any premium required by such insurance carriers and Landlord elects to pay such premium in order to keep the applicable policy in force, Landlord shall notify Tenant of such payment and the amount paid shall be payable by Tenant as additional rent with the next installment of rent due.

        15. WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damages to both real and personal property, (ii) damage to the Premises or any part thereof, or (iii) claims arising by reason of the foregoing, the parties hereby agreeing that with respect to property damage the parties shall look solely to the insurance required to be carried by Tenant pursuant to this Lease. Tenant shall cause all insurance carriers issuing policies required hereunder to waive all rights of subrogation with respect to property damage. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, but without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this Section 15.

        16. DAMAGE OR DESTRUCTION.

                16.1 Damage or Destruction to Risk Covered by Insurance. If, during the term of this Lease, the Premises are totally or partially destroyed, rendering the Premises totally or partially inaccessible or unusable, Tenant shall immediately restore the Premises to substantially the same condition as they were in immediately before such destruction, whether or not available insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this Lease.

                16.2 Adjustment of Major Loss; Insurance Trustee.

                        16.2.1 If, during the term of this Lease, the Premises are destroyed from a risk covered by Insurance described in EXHIBIT A, and the total amount of loss exceeds 33 1/3% of the replacement cost of the Premises, Tenant shall make the loss adjustment with the insurance company insuring the loss, and upon receipt of the proceeds shall immediately pay them to an insurance trustee mutually agreeable to both parties (the "Insurance Trustee"). If the amount of the loss is less than 33 1/3% of the replacement cost of the Premises, the proceeds shall be paid directly to Tenant and applied by Tenant to the restoration costs of the Premises.

                        16.2.2 If the Premises are destroyed and the available insurance proceeds are not adequate to pay all restoration costs, Tenant shall deposit with the Insurance Trustee an amount, if any, which, when added to available insurance proceeds, will fully cover the cost of restoration. All sums deposited with the Insurance Trustee shall be held by it for the following purposes and the Insurance Trustee shall have the following powers and duties:

                                (1) The sums shall be paid by the Insurance
Trustee in installments to the contractor retained by the Tenant, as construction progresses, for payment of the cost of restoration. A ten percent (10%) retention fund shall be established which shall be paid to the contractor upon completion of restoration, the issuance of any requisite governmental permits for use and occupancy of the restored premises (e.g., Certificate of Occupancy), payment of all costs, expiration of all applicable lien periods and proof that the Premises are free of all mechanics' liens and lienable claims.

                                (2) Payments shall be made upon presentation of
certificates or vouchers from the architect or engineer retained by Tenant (such architect or engineer selected with Landlord's prior written consent, which shall not be unreasonably withheld) which shall show the amount due.

                                (3) If the sums held by the Insurance Trustee
are not sufficient to pay the actual cost of restoration, Tenant shall deposit the amount of the deficiency with the Insurance Trustee within twenty (20) days after request by the Insurance Trustee indicating the amount of the deficiency.

                                (4) Any sums not disbursed by the Insurance
Trustee after restoration has been completed and final payment has been made, shall within ten (10) days after demand by Tenant, be paid to Tenant.

                                (5) All reasonable actual costs and charges of
the Insurance Trustee shall be paid by Tenant.

                                (6) If the Insurance Trustee resigns or for any
reason is unwilling to act or continue to act, Landlord shall substitute a new trustee in the place of the designated Insurance Trustee. The new Insurance Trustee shall be either an institutional lender or title company doing business in the city where the Premises are located.

                                (7) Both parties shall promptly execute all
documents and perform all acts reasonably required by the Insurance Trustee to perform their obligations under this Section.

                16.3 Procedure For Restoring Premises. Within forty-five (45) days after Tenant becomes obligated to restore the Premises, Tenant shall at its cost cause to be prepared final plans and specifications and working drawings complying with applicable laws that will be necessary for the restoration of the Premises and shall submit same to Landlord and each Fee Interest Mortgagee for approval, which shall not be unreasonably withheld or conditioned and which shall be deemed given to the extent that Landlord or any Fee Interest Mortgagee does not respond within five (5) business days of the submission of such plans and specifications.

        17. EMINENT DOMAIN.

                17.1 Taking of Premises. If any material part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease; provided, however, that until the indebtedness secured by any Permitted Mortgage has been paid in full, no party hereto shall have the right to terminate this Lease. In the event of such taking, the party desiring to exercise its option shall give to the other written notice of its exercise of this option within ten
(10) days after it receives information that a court proceeding has been commenced to take the Premises by power of eminent domain.

                17.2 Rights of Parties to Condemnation Award. Subject to the prior rights of each Permitted Mortgagee under any Permitted Mortgage, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain.

                17.3 Temporary Taking. Notwithstanding anything to the contrary contained in this Section 16, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain in full force and effect; and Tenant shall restore the Premises at the end of such temporary taking to their condition prior to such taking. In the event of any such temporary appropriation or taking, Landlord shall be entitled, subject to the prior rights of each Permitted Mortgagee, to receive any award which represents compensation for the use of or occupancy of the Premises during the Term, and that portion of any award which represents the cost of restoration of the Premises.

        18. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord and/or each Permitted Mortgagee a certificate substantially in the form attached hereto as Exhibit "C" indicating thereon any exceptions thereto which may exist at that time. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit "C" are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, grantee, purchaser or prospective purchaser of the Premises. Landlord shall have the right to substitute in place of the attached Exhibit "C" a certificate in form required by Landlord's mortgagee or provider of financing.

        19. SUBORDINATION; ATTORNMENT. This Lease shall be subject and subordinate at all times to the lien of any mortgage security deed, or deed to secure debt which may now exist or hereafter be executed in any amount for which said Premises, or Landlord's interest or estate therein is specified as security, if and only if the holder of such security deed or mortgage shall execute a subordination, non-disturbance and attornment agreement, in form and substance reasonably satisfactory to Tenant, in which such holder agrees not to disturb the possessory rights of Tenant (or a Subtenant under any authorized sublease) and to honor the duties and obligations of Landlord which arise after the date such holder takes title and to recognize the rights of Tenant under this Lease and any Subtenant under any authorized sublease so long as that party is not in default. Notwithstanding the foregoing, each Permitted Mortgagee shall have the right to subordinate or cause to be subordinated any such liens to this Lease and such subordination shall be subject to any lienholder other then each Permitted Mortgagee executing a non-disturbance and attornment agreement in form and substance reasonably satisfactory to Tenant in which such holder agrees not to disturb the possessory rights of Tenant and any Subtenant and to honor the duties and obligations of Landlord under this Lease which arise after such holder takes title to the Premises. In the event that any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest, provided that such successor recognizes Tenant's rights under this Lease from and after the date of such foreclosure or deed in lieu thereof pursuant to a subordination and non-disturbance agreement as aforesaid. Tenant shall execute and deliver, upon demand by Landlord or any Permitted Mortgagee and in the form reasonably requested by Landlord and/or such Permitted Mortgagee, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed to secure debt; provided, however that such mortgagee, holder or beneficiary agrees in writing that this Lease shall not be terminated in the event of any foreclosure if Tenant is not in default under this Lease at the time of such foreclosure pursuant to a subordination and non-disturbance agreement as aforesaid. At the request of Landlord or any Permitted Mortgagee, Tenant shall provide to Landlord and each Permitted Mortgagee its current annual report containing a financial statement or other information disclosing Tenant's financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Premises. In the event that Tenant fails to execute and deliver in a timely manner, and without charge, such further documents as may be reasonably requested by any Permitted Mortgagee to which this Lease is hereby made subordinate, such failure shall constitute a Default, as hereafter defined, by Tenant hereunder.

        20. DEFAULT BY TENANT.

                20.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant (hereinafter referred to as a "Default").

                        20.1.1 Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder (or failure to pay any other amount required to be paid hereunder, all such obligations to be construed as the equivalent of obligations for payment of Rent) within five (5) business days of the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge (if applicable) for a period of five (5) business days after Landlord's written notice and demand specifying such failure to pay; provided, however that Landlord shall be obligated to give such written notice not more than one time in any twelve (12) month period and thereafter for the next twelve months no notice shall be required as a condition to Tenant's default for failure to pay Rent. The due dates for payment of installments of Rent provided for herein shall be absolute and the existence of a cure period or notice period shall not be deemed to extend said date for purposes of determining Tenant's compliance with its obligations hereunder.

                        20.1.2 Other Obligations. Failure to perform any material obligations, agreement or covenant under this Lease (other than that matter specified in subsection 1 of this subsection 19.1) whether or not identified as a Default hereunder, such failure continuing for thirty (30) days after Landlord shall have given to Tenant written notice specifying such failure, provided however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such thirty
(30) day period, then such failure shall not be an enforceable Default against Tenant for the purposes of this Paragraph if Tenant shall have commenced curing such Default within such thirty (30) day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of and, in any event, such Default is cured within ninety (90) days;

                        20.1.3 General Assignment. A general assignment by Tenant for the benefit of creditors;

                        20.1.4 Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors which involuntary petition remains undischarged for a period of thirty
(30) days. In the event that under applicable law the trustee in bankruptcy or Tenant have the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. In the event the trustee in bankruptcy or the Tenant have the right to reject this Lease, if such rejection is not made within sixty (60) days after the date of the order for relief, or within such additional time as the court may, for cause, within such sixty (60) day period, fix, then the Lease shall be deemed rejected, and the trustee in bankruptcy or Tenant shall immediately surrender the Premises to the Landlord.

                        20.1.5 Receivership. The engagement or appointment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undismissed or undischarged for a period of thirty (30) business days after creation thereof;

                        20.1.6 Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) business days after the levy thereof;

                        20.1.7 Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

                        20.1.8 Transfer. Any Transfer in violation of the terms of Section 11 of this Lease.

                20.2 Remedies Upon Default.

                        20.2.1 Notice. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Section 19 being deemed such notice to Tenant as required by said
Section 1951.3.

                        20.2.2 Termination. In the event of the occurrence of any Default, Landlord shall have the right immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's Default or of such termination.

                        20.2.3 Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 19.3 hereof, and Landlord may enforce all its right and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due; and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Neither acts of maintenance, preservation or efforts to lease the Premises, nor the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease nor other efforts of Landlord to mitigate damages caused by a Default by Tenant, nor the acceptance of Rent shall constitute a waiver of any of Landlord's rights and remedies or an election to terminate Tenant's right to possession.

                        20.2.4 Reletting Premises. Landlord may, at Landlord's election, re-enter the Premises and without terminating this Lease, and at any time and from time to time, relet the Premises or any part thereof for the account and in the name of Tenant or otherwise. Landlord may, at Landlord's election, eject Tenant or any of Tenant's subtenants, assignees or other person claiming any right in or through this Lease. Tenant shall nevertheless pay on the due dates specified in this Lease all Rent and other sums required to be paid by Tenant, plus Landlord's expenses incurred in retaking possession, repairing the Premises, and obtaining new tenants, including brokerage commissions and attorneys' fees, less the proceeds of any sublease or reletting. No act by Landlord under this subsection 19.2.4 shall constitute a termination of the Lease unless Landlord gives Tenant written notice of termination. Notwithstanding any prior reletting without termination, Landlord may later elect to terminate this Lease due to Tenant's Default.

                20.3 Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 19.2.2 hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from
Tenant:

                        20.3.1 the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination;

                        20.3.2 a sum which, at the date of such termination, equals the worth at the time of the award of the rental and all other sums which would have been due and payable by Tenant hereunder for the remainder of the Term, but if Landlord elects to exercise this remedy, Landlord and Tenant agree that the amounts set forth in Section 19.3.1 and this Section 19.3.2 constitute a good faith reasonable estimate of the damages which might be suffered by Landlord upon the occurrence of a Default and that it is impossible to estimate more precisely such damages. Tenant's receipt of the aforesaid amount is intended not as a penalty but as full liquidated damages; and,

                               0.0.1 any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, the reasonable costs and expenses incurred by Landlord for retaking possession of the Premises, cleaning and making repairs and alterations necessary to return the Premises to good condition and preparing the Premises for reletting, removing transporting and storing Tenant's property left at the Premises (although Landlord shall have no obligation to do so), and reletting the Premises, including all costs incurred in connection with such reletting.

The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall be computed by reference to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

The foregoing limitation of remedies in the event of Landlord's termination of the Lease on Tenant's default is without prejudice to Landlord's and each Permitted Mortgagee's right to enforce Tenant's indemnity obligation with respect to claims, damages and liabilities resulting to Landlord and/or any Permitted Mortgagee by or through Tenant's use and occupancy of the Premises.

                20.4 Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                20.5 Each Permitted Mortgagee's Consent Required for Termination. Notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge that so long as any Permitted Mortgage remains outstanding, this Lease shall not be terminated by either Landlord or Tenant without the prior written consent of each Permitted Mortgagee and any attempt to terminate this Lease without each Permitted Mortgagee's prior written consent shall be null and void. If this Lease is terminated as a matter of law or otherwise while any Permitted Mortgage remains outstanding, Tenant agrees promptly to enter into a new Lease with the then owner of the Premises on substantially the same terms as in this Lease and upon the request of such owner or any Permitted Mortgagee. Each Permitted Mortgagee shall be considered a third party beneficiary of this Lease for the purpose of enforcing this and each other provision hereof which expressly or implicitly benefits that Permitted Mortgagee.

        21. SALE BY LANDLORD AND TENANT'S REMEDIES. In the event of a sale or conveyance of the Premises by Landlord, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

        22. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by them hereunder or shall fail to perform any other act on their part to be performed hereunder, and such failure shall continue after notice thereof by Landlord and the expiration of the applicable cure period provided in Section 19, above, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon from the date of such payment by the Landlord at the rate of eighteen percent (18%) per annum or the maximum annual rate permitted by law (whichever is less), shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

        23. SURRENDER OF PREMISES.

                23.1 Surrender of Premises. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, fixtures or additions thereto by whomsoever made, broom clean, trash free and in the same condition as received, or first installed, normal wear and tear excepted. All Alterations shall be subject to the terms of Section
9.1. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to the Tenant, at Tenant's sole cost, repairing any damage caused by such removal. Property not so removed shall after notice from Landlord be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord, and Landlord may thereafter dispose of the same as it deems appropriate. In order to comply with its obligations stated in the first sentence of this Section Tenant shall, if necessary, repair any damage to parking areas, driveways, landscaping, and all exterior and interior parts of any building on the Premises when required by and to the reasonable satisfaction of Landlord, and at Tenant's sole cost and expense.

                23.2 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

                23.3 Holdover. If Tenant retains possession of the Premises or any part thereof after the end of the Term pursuant to the anticipated expiration date or earlier termination of this Lease, then such tenancy shall be deemed to be of a month-to-month tenancy, upon the terms, provisions and conditions set forth in this Lease; provided, however, that the monthly Base Rent payable under Section 6.1 during any holdover period shall be equal to two hundred (200%) of the Base Rental being paid monthly to Landlord under this Lease immediately prior to such expiration or termination.

        24. WAIVER. No covenant, term or condition herein, or the breach thereof, shall be deemed waived, except (i) as herein specifically provided, or
(ii) if not specifically provided, by written consent of the party against whom the waiver is claimed. If either Landlord or Tenant waive the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach or Default by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach or Default at the time Landlord accepted such Rent. The acceptance by Landlord of any sum less that which is required to be paid by Tenant shall not constitute an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time, or efforts by Landlord to mitigate damages caused by any Default of Tenant, shall not constitute a waiver of Landlord's right to recover damages for any Default nor shall it be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant.

        25. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, sent by United States, certified mail, postage prepaid, return receipt requested, or by overnight courier service prepaid for next day delivery (such as DHL, UPS or Federal Express) addressed to the parties as set forth in the Basic Lease Information Schedule, or to such other place as each of them may from time to time designate in a notice to the other, and deemed delivered two (2) business days after mailing (except in the case of overnight courier delivery, which shall be deemed delivered the following weekday). Any notice required to be made to a Permitted Mortgagee hereunder shall be addressed to that Permitted Mortgagee at the address provided to the Tenant by that Permitted Mortgagee pursuant to the terms hereof.

        26. SUCCESSORS/ASSIGNS; DEATH OR INCAPACITY OF TENANT. Subject to the provisions of Section 11 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

        27. ATTORNEYS' FEES. In the event that any action or proceeding is brought to enforce or interpret any term, covenant or condition of this Lease by or on behalf of either party, the prevailing party in such action shall be entitled to reasonable attorneys' fees, in addition to such court costs, to be awarded by the court in such action or proceeding.

        28. MISCELLANEOUS.

                28.1 Section Captions. The captions of the Sections herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

                28.2 Definitions. The terms "Landlord" and "Tenant" shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine, and words in the masculine and feminine include the neuter. As to any Tenant which consists of a husband and wife, the obligations hereunder shall extend individually to their sole and separate property as well as community property. The term "Landlord" shall mean only the fee title owner or owners of the Premises at the time in question. The words "agent" and the meaning of the term "agency" shall be deemed to include the agents, employees, servants, invitees, contractors, successors, guests, customers, subcontractors, representatives, partners, affiliated companies, and any other person or entity related in any way to the respective party. The words "person" or "persons" shall mean individuals, partnerships, firms, associations, corporations, or other legal entities.

                28.3 Time; Joint And Several Liabilities and Remedies. Time is of the essence of this Lease and all of its provisions. All of the terms, covenants and conditions contained herein to be performed by either party, if such party shall consist of more than one person, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

                28.4 Choice of Law; Venue. This Lease shall in all respects be governed by the laws of the State of California. Any legal proceeding with respect to this Lease shall be held in the Superior Court of the County in which the Premises are located.

                28.5 Integration of Agreements. This Lease, together with the Basic Lease Information Schedule, its exhibits, contains all the agreements of the parties hereto (with respect only to the subject matter contained herein) and supersedes any previous or contemporaneous negotiations or agreements, whether



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

written or oral. Any agreements, warranties or representations dealing with the subject matter contained herein not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement (if any) not contained in this Lease.

                28.6 Amendments. This Lease may not be modified or amended except by written instrument signed by the parties hereto.

                28.7 Severability. If for any reason whatsoever any of the provisions hereof shall be determined by a court of competent jurisdiction to be invalid or unenforceable, all of the other provisions shall be and remain in full force and effect; provided, however, if Tenant's obligation to pay Rent, or any other sum due hereunder, is determined to be invalid or unenforceable, the Landlord shall have the option to thereafter terminate this Lease.

                28.8 Consent; Reasonableness. Except as set forth herein, whenever the consent or approval of any party to the actions of another party is required hereunder, such consent or approval shall not be unreasonably withheld. Notwithstanding the foregoing, where Tenant is required to obtain the consent of Landlord to do any act, or to refrain from the performance of any act, Tenant agree that if they are in default with respect to any term, condition, covenant or provision of this Lease, or if Landlord reasonably asserts that Tenant is in default, then Landlord shall be deemed to have acted reasonably in withholding its consent if such consent is, in fact, withheld.

                28.9 No Partnership Or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

                28.10 Exhibits. Each and all exhibits to this Lease shall be deemed to be incorporated herein by reference, and shall be a part of this Lease as if set forth in full in the body hereof.



                               xxxxxxxxxxxxxxxxxx



The signatures on the Basic Lease Information Schedule shall constitute the parties' signatures to the entire Lease.



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

                                   EXHIBIT "A"
                                    INSURANCE



        The Tenant shall maintain in effect at all times from the date of commencement of the Term to the date of termination of this Lease insurance coverages with limits not less than those set forth below with insurers licensed, authorized or approved to do business in the State where the Premises are located and under forms of policies satisfactory to Landlord.

        A.      Comprehensive
                General Liability

                Bodily Injury/Property       $1,000,000.00 each occurrence or
                Damage                       equivalent/aggregate



                These policies shall be on a form reasonably acceptable to Landlord endorsed to include the Landlord and any beneficiary of any deed of trust or mortgagee of any mortgage secured by the Premises, (collectively, "Insured Parties") as additional insureds, and shall state that the insurance coverage provided is primary with respect to the Premises as regards any other insurance carried by said parties. The policy shall include the following coverages:

               (1)    Independent Contractors

               (2)    Broad Form Comprehensive General Liability

               (3) Broad Form Personal Injury Liability including contractual coverage to conform in all respects of item (2) above

               (4) Removal of any "x", "c", and "u" exclusion from their operations coverage

               (5)    Severability of Interests clause.

        B.      Comprehensive Automobile Liability.

                a.      Bodily Injury             $250,000.00 each person
                                                  $500,000.00 each occurrence or
                                                   equivalent

                b.      Property Damage           $100,000.00 each occurrence or
                                                   equivalent

                This policy shall provide coverage for all owned, hired, and non-owned automobiles used by Tenant.

        C.      Umbrella/Excess Liability Insurance.

                a.      Bodily Injury/            $ 3,000,000 per occurrence
                        Property Damage           $ 3,000,000 aggregate

                This policy shall be written on an umbrella/excess basis (but in no event shall coverage be less than primary coverages as described in Paragraphs A, B and C, and shall name the Insured Parties as additional insureds.

        D. Fire and Extended Coverage Insurance (if Improvements are constructed)

                Coverage:                           Actual Replacement Value

                The policy shall include vandalism and malicious mischief endorsements and shall be endorsed to include the Insured Parties as additional insureds.

        E. Certificate of Insurance. Evidence of the insurance coverage described in the above Paragraphs shall be represented by certificates of insurance in form satisfactory to Landlord issued by the insurance carrier and shall be furnished to the Landlord upon commencement of the Term. Such certificates of insurance shall state that Landlord will be notified in writing by the insurance carrier at least thirty (30) days prior to cancellation or material change, and shall include, in addition to the name of the carrier and the policy number, the names of the insured(s) and additional insured(s), the coverages provided, the policy limits and period of coverage, the waivers of subrogation (if requested by landlord, and there shall be attached to said certificates, a copy of the applicable policies. Renewal certificates of coverage will be supplied to the Landlord prior to the expiration date of any required coverage.



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

                                   EXHIBIT "B"
                             DESCRIPTION OF PREMISES


The land consisting of Parcels 101,102 and 103 of Parcel Map No. 16320, in the City of Poway, County of San Diego, State of California filed in the Office of the County Recorder of San Diego County December 10, 1990 as file No. 90-655448 of official records and the industrial and office building thereon containing approximately 338,485 square feet and related improvements.

                                   EXHIBIT "C"
                       FORM OF TENANT ESTOPPEL CERTIFICATE

IPX Camelback, LLC


Re: Premises located at 12365 Crosthwaite Circle, City of Poway, County of San Diego, State of California

Gentlemen:

        The undersigned, as Tenant under that certain lease dated [DATE] (the "Lease"), made with IPX Camelback, LLC an Arizona limited liability company as Landlord (the "Landlord"), does hereby certify:

        1. That the copy of the Lease attached hereto as Exhibit "A" is a true and complete copy of the Lease, and there are no amendments, modifications or extensions of or to the Lease and the Lease is now in full force and effect.

        2. That it began paying rent on ___________________, 200__, and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with Landlord as security.

        3. That there exist no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

        The undersigned acknowledge that you are relying on the above representation of the undersigned and do hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that to the best of their knowledge and belief, each of the foregoing representations is true, correct and complete as of the date hereof.


TENANT:
Cohu, Inc. a Delaware corporation


By:_________________________________________   Date:_____________
Its:________________________________________



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